EXHIBIT 99.2
PROXY
SPECIAL MEETING OF SHAREHOLDERS OF
JEFFERSON COUNTY BANCSHARES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of Jefferson County Bancshares, Inc., a Missouri corporation (the “Company”), hereby appoints Michael W. Walsh and Kenneth M. Bartz, and either of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at Holiday Inn Route 66, 10709 Watson Road, St. Louis, Missouri 63127 on January 19, 2017, at 9 a.m. local time, and any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company’s proxy statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the Special Meeting:

1.
Proposal to approve the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 10, 2016, by and among Enterprise Financial Services Corp (“Enterprise”), Enterprise Bank & Trust, Enterprise’s wholly-owned subsidiary bank, the Company and Eagle Bank and Trust Company of Missouri, the Company’s wholly-owned subsidiary bank, pursuant to which the Company will merge with and into Enterprise with Enterprise surviving the merger, and the consummation of the other transactions contemplated by the Merger Agreement:

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.
Proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the proposal referred to in Item 1, above:

☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE WITH RESPECT TO EITHER OF THE FOREGOING PROPOSALS, THE PROXY WILL BE VOTED FOR SUCH PROPOSAL.

(PLEASE COMPLETE, DATE, SIGN, AND RETURN THIS PROXY PROMPTLY)

Date:

Print Name(s):

Number of Shares:
IMPORTANT: Please date this proxy and sign exactly as your name(s) appears in the company’s stock transfer records. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians, corporate officers and others signing in a representative capacity should so indicate.

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENVELOPE PROVIDED.